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                                                                   EXHIBIT 10.37


                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT, effective as provided below (this "Agreement"), between Net2Phone, Inc., a Delaware corporation (the "Company") and Ilan Slasky (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Executive is the Chief Financial Officer of the Company;

                  WHEREAS, the Company wishes to assure itself of the continued services of the Executive and the Executive is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

                  1.       EMPLOYMENT

                  The Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company, on and subject to the terms and conditions of this Agreement.

                  2.       TERM

                  Unless earlier terminated pursuant to Section 5 hereof, the period of this Agreement and the Executive's employment hereunder (the "Agreement Term") shall commence as of January 1, 2000 (the "Effective Date"), and shall expire on the third anniversary of the Effective Date; provided, however, that the Agreement Term shall be automatically extended for an additional year on the third anniversary of the Effective Date and on each anniversary of the Effective Date thereafter (each an "Extension Date"), unless written notice of non-extension is provided by either party to the other party at least 90 days prior to such anniversary.

                  3.       POSITION, AUTHORITY AND RESPONSIBILITIES

                  (a) The Executive shall serve as, and with the titles, offices and authorities of, Chief Financial Officer of the Company, and shall report directly to the Chief Executive Officer and Vice Chairman of the Board of the Company.

                  (b) The Executive shall have all of the other powers, authority, duties and responsibilities usually incident to the positions and offices of Chief Financial Officer and such duties consistent with such positions as may be assigned from time to time by the Board of Directors of the Company (the "Board") or the Chief Executive Officer and Vice Chairman of the Board of the Company.
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                  (c) The Executive agrees to devote substantially all of his business time, efforts and skills to the performance of his duties and responsibilities under this Agreement; provided, however, that nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for (i) serving on corporate, civic or charitable boards or committees, (ii) delivering lectures, fulfilling speaking engagements or teaching at educational institutions and or (iii) managing his personal investments, provided that in any such case that such activities do not materially interfere with the Executive's performance of his duties and responsibilities hereunder and do not violate the provisions of Section 12 hereof.

                  (d) The Executive shall perform his duties at the principal offices of the Company located in Hackensack, New Jersey, but from time to time the Executive may be required to travel to other locations in the proper conduct of his responsibilities under this Agreement.

                  4.       COMPENSATION AND BENEFITS

                  In consideration of the services rendered by the Executive during the Agreement Term, the Company shall pay or provide the Executive the amounts and benefits set forth below.

                  (a) Salary. The Company shall pay the Executive an initial annual base salary (the "Base Salary") of at least $225,000. The Executive's Base Salary shall be paid in arrears in substantially equal installments at monthly or more frequent intervals, in accordance with the normal payroll practices of the Company. The Executive's Base Salary shall be reviewed at least annually by the Board for consideration of appropriate merit increases and, once established, the Base Salary shall not be decreased during the Agreement Term.

                  (b) Annual Bonus. The Company shall provide the Executive with an opportunity to earn an annual bonus (the "Annual Bonus") equal to at least 25% of the Base Salary for each calendar year during the Agreement Term beginning with the 2000 calendar year pursuant to a bonus plan to be established by the Company.

                  (c) Equity Incentives. Except as provided in this Agreement, the treatment of options to purchase shares of the Common Stock of the Company ("Common Stock") granted to the Executive prior to the Effective Date under the Company's stock incentive plans shall be governed by the applicable stock option agreements. The Executive shall be eligible, from time to time, to receive awards of stock options or other equity incentives, as determined by the Board.

                  (d) Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, programs, practices or other arrangements of the Company in which other senior executives of the Company are generally eligible to participate from time to time, including, without limitation, any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, and any medical, dental, health and welfare plans, except to the extent that a separate arrangement is implemented for the Executive on terms no less favorable than as provided to the other senior executives agreed to by the Executive that is intended to replace any such general arrangement. Without limiting the generality of the foregoing,
(i) the Company shall provide the Executive with life insurance coverage with a death


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benefit that is not less than the amount as is in effect as of the Effective
Date for the Chief Executive Officer and Vice Chairman of the Board of the Company and (ii) the Company shall provide the executive with disability insurance coverage consistent with the disability insurance coverage provided to senior executives of other companies in the same industry as the Company.

                  (e) Fringe Benefits and Perquisites. The Executive shall be entitled to all fringe benefits and perquisites that are generally made available to senior executives of the Company from time to time on the same basis as is made available to such other executives. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following:

                           (i) executive offices and support staff appropriate to the Executive's position;

                           (ii) prompt reimbursement of all reasonable travel and other business expenses and disbursements incurred by the Executive in the performance of his duties under this Agreement in accordance with the Company's normal practices and procedures, including professional association dues upon proper accounting therefor;

                           (iii) six weeks paid vacation during each calendar year, to be taken in accordance with the Company's vacation policy for senior executives;

                           (iv) an automobile allowance no less favorable than the automobile allowance in effect as of the Effective Date; and

                           (v) such other fringe benefits as the Executive and the Board may mutually agree from time to time.

                  5.       TERMINATION OF EMPLOYMENT

                  The Agreement Term and the Executive's employment hereunder shall be terminated upon the happening of any of the following events:

                  (a) Termination for Cause. The Company may terminate the Agreement Term and the Executive's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i) conviction of the Executive, by a court of competent jurisdiction, of, or Executive's plea of guilty or nolo contendere to, a felony under the laws of the United States or any state thereof;

                           (ii) misappropriation by the Executive of the Company's funds; or

                           (iii) the commission by the Executive of an act of proven fraud with respect to the Company.

                  Notwithstanding the foregoing, in no event shall the Company be considered to have terminated the Executive's employment for "Cause" unless and until (i) the Executive


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receives written notice from the Board identifying in reasonable detail the acts or omissions constituting such "Cause" and the provision of this Agreement relied upon by the Company for such termination and (ii) such acts or omissions are not cured by the Executive within 30 days of the Executive's receipt of such notice.

                  (b) Termination other than for Cause. The Board shall have the right to terminate the Agreement Term and the Executive's employment hereunder for any reason at any time, including for any reason that does not constitute Cause, subject to the consequences of such termination as set forth in this Agreement.

                  (c) Resignation for Good Reason. The Executive may voluntarily terminate the Agreement Term and his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) any action by the Company that results in a diminution of the Executive's authority or responsibilities;

                           (ii) any adverse modification of the Executive's positions, titles or reporting relationships;

                           (iii) any failure by the Company to comply with the compensation and benefits provisions of Section 4 hereof or any other material breach of this Agreement by the Company;

                           (iv) any notice of non-extension of the Agreement Term given by the Company to the Executive as set forth in Section 2 hereof;

                           (v) the relocation, without the Executive's written consent, of the Company's principal executive offices from Newark, New Jersey;

                           (vi) any failure by the Company to obtain an assumption of this Agreement by a successor corporation as required under Section 13(a) hereof; or

                           (vii) the occurrence of a Change in Control;
         provided, however, that in the case of this Section 5(c)(vii), the Executive must give notice of his voluntary resignation for Good Reason within one year of the Change in Control.

                  For the purposes of this Agreement, "Change in Control" means a change in ownership or control of the Company effected through any of the following:

                           (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, or (D) any person who, immediately prior to the initial public offering of the Company, owned more than 25% of the combined voting power of the Company's then outstanding voting securities), is or becomes the "beneficial owner" (as defined in


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         Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

                           (ii) during any period of not more than two consecutive years, not including any period prior to the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                           (iii) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company's then outstanding securities; or

                           (iv) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

                  In no event shall the Executive be considered to have terminated his employment for "Good Reason" unless and until (i) the Company receives written notice from the Executive identifying in reasonable detail the acts or omissions constituting such "Good Reason" and the provision of this Agreement relied upon by the Executive for such termination, and (ii) such acts or omissions are not cured by the Company within 30 days of the Company's receipt of such notice.

                  (d) Resignation other than for Good Reason. The Executive may voluntarily terminate the Agreement Term and his employment hereunder at any time for any reason, including for any reason that does not constitute Good Reason by giving the Company 30-days advance written notice of such termination.

                  (e) Disability. The Company may terminate the Agreement Term and the Executive's employment hereunder upon the Executive's Disability. For purposes of this Agreement, "Disability" shall mean the inability of the Executive to perform his duties to the Company on account of physical or mental illness for a period of six consecutive full months, or for a period of nine full months during any 18-month period. The Executive's employment shall


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terminate in such case on the last day of the applicable period following written notice by the Company of the election to terminate the Executive's employment due to the Executive's Disability. Notwithstanding the foregoing, in no event shall the Executive be terminated by reason of Disability unless the Executive is eligible to begin receiving long-term disability benefits from a Company-sponsored long-term disability plan.

                  (f) Death. The Agreement Term and the Executive's employment hereunder shall terminate upon his death.

                  6.       COMPENSATION UPON TERMINATION OF EMPLOYMENT

                  Notwithstanding any provision of this Agreement to the contrary, in the event the Agreement Term and the Executive's employment by the Company is terminated, the Executive shall be entitled to the compensation and severance benefits set forth below:

                  (a) Resignation for Good Reason; Termination without Cause. In the event the Agreement Term and the Executive's employment hereunder is terminated by the Executive for Good Reason or by the Company for any reason other than for Cause, Disability or death, the Company shall pay to the Executive and provide him with the following:

                           (i) Severance Payment. The Company shall pay the Executive, within 10 business days of the date of termination, a lump-sum cash amount equal to two times the sum of (A) the Executive's then-current Base Salary under Section 4(a) hereof and (B) the Executive's then-current Annual Bonus percentage under Section 4(b) hereof, multiplied by his then-current Base Salary.

                           (ii) Accrued Rights. The Company shall pay the Executive a lump-sum cash amount, within 10 days of the date of termination, equal to the sum of (A) his earned but unpaid Base Salary through the date of termination, (B) any earned but unpaid Annual Bonus for any completed calendar year, and (C) any unreimbursed business expenses or other amounts due to the Executive from the Company as of the date of termination. In addition, the Company shall provide to the Executive all payments, rights and benefits due as of the date of termination under the terms of the Company's compensation or benefit plans, programs or awards (together with the lump-sum payment, the "Accrued Rights").

                           (iii) Bonus Rights. The Company shall pay the Executive, within 10 days of the date of termination, a lump-sum cash amount equal to a pro rata portion of the Annual Bonus for any partial calendar year of service through the date of termination (the "Bonus Rights").

                           (iv) Continued Benefits. Subject to Section 9 hereof, for a two-year period following the date of termination, the Company shall continue to provide the Executive and his eligible dependents, at its sole cost, with the medical, dental, disability and life insurance coverages ("Welfare Benefits") that were provided to the Executive immediately prior to termination of employment.


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                           (v) Stock Options. Notwithstanding the provisions of
         any stock incentive plan or award agreement between the Company and the Executive to the contrary, (i) 50% of the options to purchase Common Stock which are not fully vested and exercisable as of the date of termination shall become fully vested and exercisable and (ii) the period during which options shall remain exercisable shall be extended until the second anniversary of the date of termination. All such award agreements shall be amended by the Company and the Executive to reflect the foregoing provision.

                           (vi) Life and Disability Insurance. The Company shall [fully fund] the life insurance and disability policies described in
         Section 4(d) hereof.

                           (vii) Company Loan. Notwithstanding the provisions of
         Section 6 of the Loan Agreement, dated as of May 17,1999, between the Executive and the Company (the "Loan Agreement"), the Executive shall not be required to prepay the entire Principal Amount (as defined in the Loan Agreement), together with all unpaid accrued interest and other charges properly incurred by the Company thereon (determined in accordance with the Loan Agreement) as of the date of termination, and instead shall be required to prepay such Principal Amount and all unpaid accrued interest other charges properly incurred by the Company thereon (determined in accordance with the Loan Agreement) on the first anniversary of the date of termination. The Loan Agreement shall be amended by the Company and the Executive to reflect the foregoing provision.

                           (viii) Car Allowance. Until the second anniversary of the date of termination, the Company shall continue to provide the Executive with the automobile allowance described in Section 4(e)(iv) hereof.

                  (b) Resignation without Good Reason; Termination for Cause. In the event the Executive voluntarily terminates the Agreement Term and his employment hereunder other than for Good Reason, or in the event the Agreement Term and the Executive's employment hereunder is terminated by the Company for Cause, the Company shall pay and provide to the Executive all Accrued Rights and Bonus Rights and the Executive shall retain any rights that he has pursuant to any stock option agreement with the Company in accordance with the terms thereof.

                  (c) Disability; Death. In the event the Agreement Term and the Executive's employment hereunder is terminated by reason of the Executive's Disability or death, the Company shall pay the Executive (or his legal representative) and provide him with the following:

                           (i) Severance Payment. The Company shall pay the Executive, within 10 business days of the date of termination, a lump-sum cash amount equal to one times the sum of (A) the Executive's then-current Base Salary under Section 4(a) hereof and (B) the Executive's then-current Annual Bonus percentage under Section 4(b) hereof, multiplied by his then-current Base Salary.

                           (ii) Accrued Rights. The Company shall pay the Executive a lump-sum cash amount, within 10 days of the date of termination, equal to the Accrued Rights.


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                           (iii) Bonus Rights. The Company shall pay the
         Executive, within 10 days of the date of termination, a lump-sum cash amount equal to the Bonus Rights.

                           (iv) Continued Benefits. Subject to Section 9 hereof, for a one-year period following the date of termination, the Company shall continue to provide the Executive and his eligible dependents, at its sole cost, with the Welfare Benefits that were provided to the Executive immediately prior to termination of employment.

                           (v) Stock Options. Notwithstanding the provisions of any stock incentive plan or award agreement between the Company and the Executive to the contrary, (i) all options to purchase Common Stock which are not fully vested and exercisable as of the date of termination shall become fully vested and exercisable and (ii) the period during which such options shall be exercisable shall be extended until the first anniversary of the date of termination. All such award agreements shall be amended by the Company and the Executive to reflect the foregoing provision.

                  7.       PARACHUTE TAX INDEMNITY

                  (a) If it shall be determined that any amount, right or benefit paid, distributed or treated as paid or distributed by the Company to or for the Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) All determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm as shall be designated jointly by the Executive and the Company (the "Accounting Firm") which shall be permitted to designate an independent counsel to advise it for this purpose. The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive or the Company that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm and its legal counsel shall be paid by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Executive (or to the Internal Revenue Service


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on Executive's behalf) within five days of the receipt of the Accounting Firm's determination. All determinations made by the Accounting Firm shall be binding upon the Company and the Executive; provided that following any payment of a Gross-Up Payment to Executive (or to the Internal Revenue Service on Executive's behalf), the Company may require Executive to sue for a refund of all or any portion of the Excise Taxes paid on Executive's behalf, in which event the provisions of paragraph (c) below shall apply. As a result of the uncertainty regarding the application of Section 4999 of the Code hereunder, it is possible that the Internal Revenue Service may assert that Excise Taxes are due that were not included in the Accounting Firm's calculation of the Gross-Up Payments (an "Underpayment"). In the event that the Company exhausts its remedies pursuant to this Section 7 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any additional Gross-Up Payments that are due as a result thereof shall be promptly paid by the Company to the Executive (or to the Internal Revenue Service on Executive's behalf).

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later then ten business days after the Executive receives written notification of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall: (i) give the Company all information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and ceasing all efforts to contest such claim; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and (iv) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all reasonable costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expense. Without limiting the foregoing provisions of this Section 7, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine and direct; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the Executive's taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the


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Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the Executive's receipt of an amount advanced by the Company pursuant to this Section 7, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the Executive's receipt of an amount advanced by the Company pursuant to this Section 7, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after the Company's receipt of notice of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  (e) The provisions of this Section 7 shall survive the expiration of the Agreement Term with respect to any payments, benefits or other compensatory rights of the Executive arising during the Agreement Term.

                  8.       INDEMNIFICATION

                  The Company agrees to provide to the Executive all rights of indemnification and all director's and officer's insurance coverage to the fullest extent permitted by law and by its Certificate of Incorporation and By-laws.

                  9.       NO MITIGATION OR OFFSET

                  The Executive shall not be required to seek other employment or to reduce any severance benefit payable to him under Section 6 hereof, and no such severance benefit shall be reduced on account of any compensation received by the Executive from other employment; provided, however, to the extent that the Executive becomes eligible to receive welfare benefits pursuant to employee benefit plans of a new employer that are comparable to the Welfare Benefits that the Company is obligated to provide to the Executive pursuant to Section 6(a)(iv), the Company's obligation to provide such Welfare Benefits shall cease. The Company's obligations to the Executive under this Agreement, including, without limitation, any obligation to provide severance benefits, shall not be subject to set-off or counterclaim in respect of any debts or liabilities of the Executive to the Company.

                  10.      TAX WITHHOLDING; METHOD OF PAYMENT

                  All compensation payable pursuant to this Agreement shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions for income, employment, excise and other taxes. Any lump-sum payments provided for in Section 6 hereof shall be made in a cash payment, net of any required tax withholding, no later than 10 business days following the Executive's date of termination. Any payment required to be made to the Executive under this Agreement that is not made in a timely


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manner shall bear interest at an interest rate equal to 120% of the monthly compounded applicable federal rate as in effect under Section 1274(d) of the Code.

                  11.      REGISTRATION RIGHTS

                  As of the Effective Date, the Executive shall be granted the registration rights set forth in Exhibit A to this Agreement.

                  12.      RESTRICTIVE COVENANTS

                  (a) Confidential Information. During the Agreement Term and at all times thereafter, the Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of a confidential or proprietary nature relating to the business of the Company or any of its subsidiaries or affiliates, including, without limitation, all trade secrets (unless readily ascertainable from public or published information or trade sources) and confidential commercial information, and the Executive further agrees not to disclose, publish or make use of any such knowledge or information without the consent of the Company.

                  (b) Noncompetition. The Executive acknowledges that (i) the Company is currently engaged in the business of providing high quality, low-cost telephone calls over the Internet ("Internet Telephony"), (ii) his work for the company will give him access to trade secrets of and confidential information concerning the Company, and (iii) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company. Accordingly, the Executive covenants and agrees that during the Restricted Period (defined below), the Executive shall not, without the prior written consent of the Company, (1) engage or participate in the business of developing, managing or operating any Internet Telephony business (a "Competitive Business") on his own behalf or on behalf of any person or entity, and the Executive shall not acquire a financial interest in any Competitive Business (except for publicly traded equity interests that do not exceed five percent (5%) of such class of equity) or (2) directly or indirectly solicit or encourage any employee of the Company or any of its affiliates to leave the employment of the Company or any of its affiliates. For purposes hereof, the "Restricted Period" shall be the Agreement Term (as may be terminated pursuant to Section 6 hereof) and, except in the event of a termination described in Section 6(a) hereof, the 12-month period following any termination of the Executive's employment hereunder.

                  (c) Enforcement. The Executive acknowledges and agrees that the Company will have no adequate remedy at law, and could be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of Section 12 of this Agreement. The Executive agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 12, and to specific performance of each of the terms of this Section in addition to any other legal or equitable remedies that the Company may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 12, raise the defense that the Company has an adequate remedy at law.

                  13.      SUCCESSORS AND ASSIGNS

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and any person or other entity that succeeds to all or substantially all of the business, assets or property of the Company. To the extent not otherwise provided by application of law, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, transfer or otherwise) to all or substantially all of the business, assets or property of the Company, to expressly assume and agree to perform the obligations of the Company under this Agreement in the same manner and to the same extent that the Company is required to perform hereunder. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business, assets or property as aforesaid which executes and delivers an agreement provided for in this Section 13(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. Except as provided by the foregoing provisions of this Section 13(a), this Agreement shall not be assignable by the Company without the prior written consent of the Executive. In the event that this Agreement is assigned to any person or entity as may be permitted hereunder, the Company shall be secondarily liable in the event that any such person or entity shall fail to satisfy its obligations under Section 6, 7 or 8 hereof.

                  (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are due and payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary or, if there is no such designated beneficiary, to the legal representatives of the Executive's estate. This Agreement is personal in nature and the obligations of the Executive hereunder are not be assignable to any person.

                  14.      ENTIRE AGREEMENT/AMENDMENT

                  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and, except as specifically provided herein, cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof. Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the parties hereto.

                  15.      SEVERABILITY/NO WAIVER

                  (a) In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

                  (b) The failure of a party to insist upon strict adherence to any term of this Agreement or any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  16.      NOTICES

                  All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to the Executive at:

                                    Ilan Slasky
                                    20 Oxford Avenue
                                    New Rochelle, NY 10804
with a copy to:

                                    Joel I. Krasnow, Esq.
                                    Dewey Ballantine LLP
                                    1301 Avenue of the Americas
                                    New York, New York 10019

; and shall be sent in the manner described above to the Secretary of the Company at the Company's principal executives offices at:

                                    171 Main Street
                                    Hackensack, New Jersey 07601

with a copy to:
                                    Glenn J. Williams, Esq.
                                    General Counsel


and shall be deemed given when dispatched, provided that any notice required under Section 5 hereof or notice given pursuant to Section 2 hereof shall be deemed given only when received. Any party may by like notice to the other party change the address at which he or they are to receive notices hereunder.

                  17.      GOVERNING LAW

                  This Agreement shall be governed by and enforceable in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  18.      ARBITRATION

                  Except for any action brought under Section 12 which may be brought by the Company directly in any court of competent jurisdiction, any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the City of New York, New York in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                  19.      LEGAL FEES AND EXPENSES

                  The Company shall pay the legal fees and expenses incurred by the Executive in connection with the negotiation of this Agreement. To provide the Executive with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement, the Company shall pay and be solely responsible for any attorneys' fees and expenses and any court or arbitration costs incurred by the Executive as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision hereof regardless of which party, if any, prevails in the contest.

                  20.      COUNTERPARTS

                  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement on January 1, 2000.


                                           EXECUTIVE



                                           /s/ Ilan Slasky
                                           -------------------------------------
                                           Ilan Slasky




                                           NET2PHONE, INC.



                                           By: /s/ Howard Balter
                                               ---------------------------------
                                               Name: Howard Balter
                                               Title: Chief Executive Officer

                                    EXHIBIT A

                               REGISTRATION RIGHTS



                  SECTION 1.1 Piggyback Registrations.

                  (a) Right to Piggyback Registration. Whenever the Company proposes to register any of its Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) under the Securities Act of 1933, as amended (the "Securities Act") for its own account or the account of any stockholder of the Company (other than offerings pursuant to employee benefit plans, or noncash offerings in connection with a proposed acquisition, exchange offer, recapitalization or similar transaction) (a "Piggyback Registration"), the Company will give written notice as promptly as practicable to the Executive and to all other holders of Common Stock having similar registration rights, of its intention to effect such a registration and shall include in such registration all Registrable Shares with respect to which the Company has received written request for inclusion therein within 15 days after receipt of the Company's notice. Capitalized terms used but not defined in this Exhibit A shall have the meanings ascribed to such terms in Section 1.11.

                  SECTION 1.2 Registration Procedures. If and whenever the Company is required to effect or cause the registration of any Registrable Shares under the Securities Act as provided in this Agreement, the Company shall:

                  (a) notify the Executive of any stop order issued or threatened by the Securities and Exchange Commission ("SEC") and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) furnish, without charge, to the Executive and each underwriter, if any, such number of copies of the applicable Registration Statement, each amendment and supplement thereto (including one signed copy to the Executive and one signed copy to each managing underwriter and in each case including all exhibits thereto), and the Prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Executive may reasonably request in order to facilitate the disposition of the Registrable Shares registered thereunder;

                  (c) use commercially reasonable efforts to register or qualify such Registrable Shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States of America as the selling holders, and the managing underwriter, if any, reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the selling holders and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Shares registered thereunder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;


                                      -A1-

                  (d) as promptly as practicable notify the managing underwriter, if any, the Executive and the other selling holders, if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event if, as a result of such event, the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall as promptly as practicable prepare and furnish to the selling holders a supplement or amendment to such Prospectus so that, as thereafter delivered, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (e) use commercially reasonable efforts to cause all such securities being registered to be listed on each securities exchange, market system or interdealer quotation system on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Shares covered by such Registration Statement no later than the effective date of such Registration Statement;

                  (f) make available for inspection by the Executive or any holder of securities covered by such Registration Statement, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such persons (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement;

                  (g) if requested, use commercially reasonable efforts to obtain a "cold comfort" letter from the Company's auditors in customary form and covering such matters of the type customarily covered by "cold comfort" letters;

                  (h) make available senior management personnel to participate in, and cause them to cooperate with the underwriters in connection with, "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the Registrable Shares; and

                  (i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of the Registration Statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 1(a) of the Securities Act and Rule 158 thereunder.

                  SECTION 1.3 Registration Expenses. The Company shall pay for all costs and expenses with respect to its compliance with its obligations in connection with a registration hereunder, including, but not limited to: (i) all registration and filing fees; (ii) fees


                                      -A2-
and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares); (iii) printing expenses; (iv) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (v) the fees and expenses incurred in connection with the listing of the Registrable Shares on any national securities exchange, market system or interdealer quotation system; (vi) the fees and disbursements of counsel for the Company, and the Company's auditors (including the expenses of any comfort letters or costs associated with the delivery by the Company's auditors of a comfort letter or comfort letters); (vii) the fees and disbursements of legal counsel for the Executive; (viii) the fees and expenses of any registrar and transfer agent or any depository; (ix) the underwriting fees, discounts and commissions applicable to any Common Stock sold for the account of the Company; and (x) the cost of preparing all documentation in connection therewith.

                  SECTION 1.4 Conversion of Other Securities. If the Executive holds any options, rights, warrants or other securities that are offered with, convertible into or exercisable or exchangeable for any Registrable Shares, the Registrable Shares underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Section 1.1.

                  SECTION 1.5 Rule 144. If and for so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), the Company shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provision) under the Securities Act.

                  SECTION 1.6 Registration Statement Indemnification. (a) The Company agrees to indemnify and hold harmless the Executive, each Transferee and each person, if any, who controls any of the foregoing within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Registration Indemnitee") from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to a Registration Indemnitee furnished in writing to the Company by or on behalf of such Registration Indemnitee expressly for use in the Registration Statement or Prospectus.

                  (b) Each Registration Indemnitee agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign any Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company to each Registration Indemnitee provided in Section 1.6(a), but only with respect to information relating to such Registration Indemnitee furnishing in writing to the Company by or on behalf of such Registration Indemnitee expressly for use in the Registration Statement or Prospectus. If any Action shall be brought against the Company, any of its directors, any such


                                      -A3-
officer, or any such controlling person based on any Registration Statement or Prospectus and in respect of which indemnity may be sought against a Registration Indemnitee pursuant to this Section 1.6(b), such Registration Indemnitee shall have the rights and duties given to the Company by Sections 1.6 through 1.9 (except that if the Company shall have assumed the defense thereof such Registration Indemnitee shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Registration Indemnitee's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Registration Indemnitee by Sections 1.6 through 1.9.

                  SECTION 1.7 Contribution. (a) If the indemnification provided for in this Exhibit A is unavailable to an indemnified party hereunder with respect to any Losses referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Registration Indemnitee, on the other hand, from the offering of the securities covered by such Registration Statement and Prospectus, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Registration Indemnitee, on the other hand, in connection with the statements or omissions that result in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Registration Indemnitee, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the applicable securities offering (before deducting expenses) received by the Company bear to the total net proceeds from such offering (before deducting expenses) received by such Registration Indemnitee. The relative fault of the Company, on the one hand, and the applicable Registration Indemnitee, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such Registration Indemnitee, on the other hand, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (b) The Company and each Registration Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1.7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 1.7(a). The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 1.7(a) shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such party in connection with investigating any claim or defending any such Action. Notwithstanding the provisions of this Section 1.7(b), a Registration Indemnitee shall not be required to contribute any amount in excess of the amount by which the proceeds to such Registration Indemnitee exceed the amount of any damages that such Registration Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation, within the meaning of Section 1(f) of the Securities Act, shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                                      -A4-

                  SECTION 1.8 Procedure. If any Action shall be brought against a Registration Indemnitee or any other person entitled to indemnification (collectively with the Registration Indemnitee, the "Indemnitee") in respect of which indemnity may be sought against the Company, such Indemnitee shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to an Action (including the impleaded parties) include both an Indemnitee and the Company and such Indemnitee shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such Action on behalf of such Indemnitee). The Company shall not be liable for any settlement of any such Action affected without its written consent, which shall not be unreasonably withheld or delayed, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such Action, the Company agrees to indemnify and hold harmless each Indemnitee, to the extent provided herein from and against any Losses by reason of such settlement or judgment.

                  SECTION 1.9 Other Matters. (a) No indemnifying party shall without the prior written consent of the indemnified party effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action, and does not include an admission of fault or culpability on the part of any Registration Indemnitee.

                  (b) Any Losses for which an indemnified party is entitled to indemnification or contribution hereunder shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Exhibit A shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnitee, the Company, its directors or officers, or any person controlling such Indemnitee and (ii) any termination of this Agreement.

                  SECTION 1.10 Transfer of Registration Rights. The Executive may transfer all or any portion of his rights under this Exhibit A to any transferee (each, a "Transferee") of Registrable Shares. Any transfer of registration rights pursuant to this Section 1.10 shall be effective upon receipt by the Company of written notice from the Executive stating the name and address of the Transferee and identifying the amount of Registrable Shares with respect to which the rights under this Section 1 are being transferred and the nature of the rights so transferred. In connection with any such transfer, the term "the Executive" as used in this Agreement shall, where appropriate to assign each right and obligation to such Transferee, be deemed to refer to the transferee holder of such Registrable Shares.


                                      -A5-

                  SECTION 1.11. Definitions. As used in this Exhibit A:

                  "Action" means any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Losses" means costs and expenses (including without limitation attorneys' fees, interest, penalties and costs of investigation or preparation for defense), judgments, fines, losses, claims, damages, liabilities, demands, assessments and amounts paid in settlement.

                  "Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

                  "Registrable Shares" means any shares of Common Stock held by the Executive or by any Transferee thereof.

                  "Registration Statement" means any registration statement of the Company filed with the SEC under the Securities Act, including in each such case the Prospectus relating thereto, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement and Prospectus.


                                      -A6-